  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2021

Intersect ENT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Adams Drive
Menlo Park, California 94025
(Address of principal executive offices, including zip code)

(650) 641-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XENT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 13, 2021, Intersect ENT, Inc. (the “Company”) entered into amendments to the employment agreements with each of Thomas West, the Company’s President and Chief Executive Officer, Richard Meier, the Company’s Executive Vice President and Chief Financial Officer, Patrick Broderick, the Company’s Executive Vice President, General Counsel and Corporate Secretary, and Reyna Fernandez, the Company’s Chief Human Resources Officer  (collectively, the “Executive Officers”).  Each amendment provides that if it shall be determined that any payment to the Executive Officer in connection with the proposed merger of the Company with Medtronic, Inc. would be subject to an excise tax under Section 4999 of the Internal Revenue Code, then the Executive Officer shall be entitled to receive from the Company an additional payment (the “gross-up payment”) in an amount such that, after payment by the Executive Officer of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise taxes imposed upon the gross-up payment, but excluding any income taxes and penalties imposed pursuant to Section 409A of the Internal Revenue Code, the Executive Officer retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect

By:	/s/ Patrick A. Broderick
Patrick A. Broderick Executive Vice President, General Counsel and Corporate Secretary

Date: August 16, 2021